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                                                                    Exhibit 8.1


        [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]




                                         August 19, 1999




E.I. du Pont de Nemours and Company
1007 Market Street
Wilmington, Delaware 19898

Ladies and Gentlemen:

               We have acted as counsel to E.I. du Pont de Nemours and Company, a Delaware corporation ("DuPont"), in connection with the Proxy Statement/Prospectus, which is included in the Registration Statement on Form S-4 (the "Registration Statement"), relating to the proposed merger (the "Merger") under the laws of the State of Iowa of Pioneer Hi-Bred International, Inc., an Iowa corporation ("Pioneer"), with and into Delta Acquisition Sub, an Iowa corporation and a direct wholly-owned subsidiary of DuPont ("Newco"), with Newco surviving, pursuant to the Agreement and Plan of Merger dated as of March 15, 1999 by and among Pioneer, DuPont and Newco, as amended (the "Merger Agreement"). Unless otherwise indicated, each capitalized term herein has the meaning ascribed to such term in the Merger Agreement.

               In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and factual representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement (including any exhibits or attachments thereto), the Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and factual representations set forth in the documents (including, without limitation, in the Merger Agreement and any exhibits or attachments thereto) referred to above and the statements, factual representations and agreements made by Pioneer, DuPont and Newco.

               In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submit-



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E. I. du Pont de Nemours and Company
August 19, 1999
Page 2

ted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the Merger and the transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time.

               In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions herein.

OPINION

               Based solely upon and subject to the foregoing, and the qualifications, assumptions and limitations set forth under the caption "U.S. Federal Income Tax Consequences" in the Proxy Statement/Prospectus, the discussion set forth under the caption "U.S. Federal Income Tax Consequences" in the Proxy Statement/Prospectus, to the extent relating to matters of U.S. federal income tax law, represents our opinion as to the material U.S. federal income tax consequences of the Merger under current law.

               Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Merger or of any transactions related thereto or contemplated by the Merger Agreement or the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "U.S. Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,


                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP
                                --------------------------------------------
                                Skadden, Arps, Slate, Meagher & Flom LLP